UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2003

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

100 FILLMORE STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
Consent of PricewaterhouseCoopers LLP
Pro forma Financial Information
Unaudited Combined Financial Statements
Audited Combined Financial Statements

Item 2. Acquisition or Disposition of Assets

On December 1, 2003, Janus Capital Group Inc. (“Janus”) completed a transaction with DST Systems, Inc. (“DST”) to exchange 32.3 million common shares of DST held by Janus for Capital Group Partners (f.k.a. DST Output Marketing Services), a corporation which includes a printing and graphics design business, with a value of $115.0 million and approximately $999.0 million in cash. The transaction was structured to qualify as a tax-free exchange under Section 355 of the Internal revenue Code. Although no advance ruling was obtained from the IRS, the transaction was implemented in reliance on opinions from Janus' tax advisers that, although the matter is not free from doubt, the transaction should qualify as a tax-free exchange under section 355 of the Code.

Prior to the completion of the transaction, Janus owned 39.7 million common shares of DST, which were accounted for using the equity method. After the transaction, Janus owns 7.4 million shares of DST, or approximately 9%, and will no longer account for its interest in DST as an equity method investment. As part of the transaction Janus gave DST proxy voting rights with respect to these remaining shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

In accordance with Item 7 (a) of Form 8-K, the historical financial statements of Capital Group Partners (f.k.a. DST Output Marketing Services) are included as exhibits 99.2 and 99.3.

(b) Pro Forma Financial Information

Pro forma financial information for the acquisition of Capital Group Partners, as required by Article 11 of Regulation S-X, is included as exhibit 99.1.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: February 13, 2004	By:	/s/ Gregory A. Frost
Gregory A. Frost
Vice President and Controller (Principal Accounting Officer)

2

EXHIBIT INDEX

Exhibit No.	Document
10.1	Share Exchange Agreement with DST Systems, Inc. dated August 25, 2003, is hereby incorporated by reference from Exhibit A to Janus’ Schedule 13D/A (Amendment 3) filed on September 10, 2003

23.1	Consent of Independent Accountants – PricewaterhouseCoopers LLP

99.1	Pro forma financial information for the disposition of Janus’ investment in 32.3 million common shares of DST Systems, Inc. and the acquisition of Capital Group Partners

99.2	Unaudited combined financial statements of DST Output Marketing Services as of and for the nine month period ended September 30, 2003

99.3	Audited combined financial statements of DST Output Marketing Services as of and for the year ended December 31, 2002

3